Exhibit 15.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-289600) and Form S-8 (File No. 333-288739) of our report dated April 20, 2026, relating to the consolidated financial statements of Chanson International Holding and its subsidiaries, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

April 20, 2026